Exhibit 99.1

Pennant Reports Fourth Quarter 2022 Results

Conference Call and Webcast scheduled for tomorrow, February 24, 2023 at 10:00 am MT

EAGLE, Idaho – February 23, 2023 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the fiscal year and fourth quarter of 2022, reporting GAAP diluted earnings per share of $0.22 and $0.12 for the year ended December 31, 2022 and the fourth quarter, respectively. Pennant also reported adjusted diluted earnings per share of $0.57 for the year and $0.18 for the quarter (1).

Fourth Quarter Highlights

▪Total revenue was $473.2 million for the fiscal year 2022, an increase of $33.5 million or 7.6% over the prior year, and total revenue for the quarter was $124.7 million, an increase of $12.9 million or 11.5% over the prior year quarter;

▪Net income for the full year was $6.6 million, an increase of $3.9 million over the prior year, net income for the fourth quarter was $3.5 million, an increase of $5.6 million over the prior year quarter, our adjusted net income for the full year was $17.1 million, an increase of $3.1 million or 21.8% over the prior year and adjusted net income of the fourth quarter was $5.4 million, an increase of $3.3 million or 152.4% over the prior yer quarter;

▪Adjusted EBITDA was $31.5 million for the full year, an increase of $5.1 million or 19.5% over the prior year, and adjusted EBITDA was $9.9 million for the fourth quarter, an increase of $4.9 million or 98.3% over the prior year quarter; adjusted EBITDAR for the full year and fourth quarter was $68.0 million and $19.1 million, respectively;

▪Home Health and Hospice Services segment revenue for the full year was $342.2 million, an increase of $32.7 million or 10.6% over the prior year, and segment revenue for the fourth quarter was $90.7 million, an increase of $12.8 million or 16.4%;

▪Home Health and Hospice Services segment adjusted EBITDA from operations was $57.0 million for the full year, an increase of $5.9 million or 11.6%, and $15.5 million, an increase of $4.3 million or 38.5% for the fourth quarter; segment adjusted EBITDAR for the full year and the fourth quarter was $61.8 million and $16.8 million respectively;

▪Total home health admissions for the full year increased from 37,366 to 40,436 or 8.2%; and total home health admissions for the fourth quarter increased from 9,286 to 10,047 or 8.2%, each over the prior comparable period, and total Medicare home health admissions for the full year increased from 17,356 to 18,641 or 7.4%, while total Medicare home health admissions for the fourth quarter increased from 4,241 to 4,689 or 10.6%, both over the prior year comparable periods;

▪Total hospice admissions for the full year were 9,166, an increase of 553 or 6.4% over the prior year, and total hospice admissions for the fourth quarter were 2,246, an increase of 53 or 2.4% over the prior year quarter. Hospice average daily census for the full year was 2,296 an increase of 0.2% over the prior year, and hospice average daily census for the fourth quarter was 2,373, an increase of 5.2% compared to the prior year quarter;

▪Senior Living Services segment revenue for the full year was $131.0 million, an increase of $0.9 million or 0.7% over the prior year, segment revenue for the fourth quarter was $34.0 million, an increase of $0.1 million or 0.3% a over the prior year quarter and $1.4 million or 4.4% over the third quarter of 2022.

▪Same store(2) Senior Living Services segment revenue was $126.8 million for the full year, an increase of $12.8 million or 11.2% over the prior year, and $33.5 million for the fourth quarter, an increase of $3.8 million or 12.9% over the prior year quarter; same store senior living average occupancy for the fourth quarter was 78.6%, an increase of 330 basis points over the prior year quarter, and average monthly revenue per occupied room for the fourth quarter was $3,670 an increase of $282 or 8.3% over the prior year quarter and $113 or 3.2%% over the third quarter of 2022.

▪Senior Living segment adjusted EBITDA from Operations was $6.0 million for the full year, an increase of $4.4 million or 282.4% over the prior year, $2.0 million for the fourth quarter, an increase of $1.3 million or 171.2% over the prior year quarter; segment adjusted EBITDAR from operations was $37.6 million for the full year, an increase of 0.1% over the prior year and segment adjusted EBITDAR from operations for the fourth quarter was $10.0 million, an increase of $0.2 million or 1.7% over the prior year quarter.

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Information.”
(2)	Same store senior living is defined as all senior living communities excluding those transferred to Ensign and new senior living operations acquired in 2022.

Operating Results

“We are pleased to report full year and fourth quarter results that demonstrate progress in both segments in 2022 and meaningful momentum heading into 2023,” said Brent Guerisoli, Pennant’s Chief Executive Officer. “We saw top line growth in both segments, and despite labor and inflationary pressures, our teams produced strong adjusted-EBITDA results consistent with our projections. Our senior living business continued to stabilize. Throughout 2022 we invested in the next generation of leaders who are positioned to accelerate our growth in 2023. With these pieces in place, we are providing full year 2023 guidance of annual revenue between $503.5 million and $518.4 million, adjusted EBITDA of $38.4 million to $42.6 million, and adjusted earnings per diluted share of $0.66 to $0.76. The midpoint of $0.71 represents 24.6% growth on our 2022 adjusted earnings.”

“Our home health business continued its strong performance. In the fourth quarter, home health revenue grew $8.8 million or 22.5% and hospice revenue grew $4.0 million or 10.4%, each over the prior year quarter. These strong top line results were driven by home health admissions that increased 8.2% over the fourth quarter 2021. Hospice revenue was buoyed by a hospice average daily census that increased 5.2% over the prior year quarter. While we are pleased that home health and hospice segment adjusted EBITDA of $15.5 million increased $4.3 million or 38.5% over the prior year quarter, we know there is significant potential to grow and improve our home health and hospice segment in 2023.”

“Our senior living segment continues its steady turnaround,” said Mr. Guerisoli. Senior Living segment adjusted EBITDA grew to $6.0 million, a $4.4 million increase over the prior year, and improved to $2.0 million for the fourth quarter, an increase of $1.3 million over the prior year quarter. Our same-store occupancy improved sequentially each quarter in 2022, reaching 78.6% for the fourth quarter, a 330 basis point improvement in these same facilities over the prior year quarter, and 100 basis points improvement sequentially over the third quarter of 2022. Average monthly revenue per occupied unit for the fourth quarter grew to $3,670, an increase of $379 or 11.5% over the prior year quarter and $110 or 3.0% sequentially over the third quarter of 2022. The significant improvement in this segment is evidence that strong leaders and strong clusters drive strong results over time. We are excited to see this turnaround story become a growth story in 2023 and beyond.”

“As we invest in deepening our leadership pool, we are continuing to expand our acquisition pipeline,” said John Gochnour, Pennant’s President and Chief Operating Officer. “We see attractive acquisition targets within our footprint, including off-market opportunities from sellers drawn to our reputation, culture, and quality record. We announced one home health acquisition in the fourth quarter, our purchase of the Kenosha Visiting Nurse Association in Kenosha, Wisconsin. KVNA has provided high quality in-home care in the Kenosha area for almost 100 years. We are excited to carry on that legacy and continue to build our Pennant care continuum in the Wisconsin market, where we operate several senior living communities.”

Jennifer Freeman, Pennant’s Interim Chief Financial Officer, reported on the Company’s cash position, commenting that the Company had $2.1 million of cash on hand and $81.3 million available on its revolving line of credit. Ms. Freeman noted that the Company had a net debt-to-adjusted EBITDA ratio of 1.93x and a lease-adjusted net debt-to-adjusted EBITDAR ratio of 5.30x as of December 31, 2022. “We’re pleased with our liquidity position which will enable us to make strategic investments in 2023,” said Ms. Freeman.

Ms. Freeman noted that management’s 2023 annual guidance is based on diluted weighted average shares outstanding of approximately 30.7 million and a 25.5% effective tax rate. The guidance assumes, among other things, organic growth in current operations, margin expansion, anticipated reimbursement rate adjustments, and elevated interest rates. It does not include unannounced acquisitions and excludes costs at start-up operations, share-based compensation, acquisition-related costs, and one-time implementation and unusual items.

A discussion of the Company's use of Non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which has been filed with the SEC today and can be viewed on the Company’s website at www.pennantgroup.com.

Conference Call

A live webcast will be held tomorrow, February 24, 2023 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s fourth quarter 2022 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Mountain time on Friday, March 24, 2023.
About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 95 home health and hospice agencies and 49 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and/or 10-K, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor Relations
The Pennant Group, Inc.
(208) 506-6100
ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except for per-share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Revenue	$124,665	$111,765	$473,241	$439,694

Expense
Cost of services	98,980	90,328	376,638	350,236
Rent—cost of services	9,498	10,408	38,018	40,863
General and administrative expense	8,328	9,122	33,981	36,259
Depreciation and amortization	1,223	1,239	4,900	4,784
Loss on asset dispositions and impairment, net	252	2,857	6,965	2,857
Total expenses	118,281	113,954	460,502	434,999
Income from operations	6,384	(2,189)	12,739	4,695
Other (expense):
Other (expense) income	19	—	(31)	(24)
Interest expense, net	(1,308)	(597)	(3,816)	(1,941)
Other expense, net	(1,289)	(597)	(3,847)	(1,965)
Income before provision for income taxes	5,095	(2,786)	8,892	2,730
Provision for income taxes	1,408	(431)	1,649	582
Net income	3,687	(2,355)	7,243	2,148
Less: net income (loss) attributable to noncontrolling interest	213	(206)	600	(548)
Net income and other comprehensive income attributable to The Pennant Group, Inc.	$3,474	$(2,149)	$6,643	$2,696
Earnings per share:
Basic	$0.12	$(0.08)	$0.23	$0.09
Diluted	$0.12	$(0.08)	$0.22	$0.09
Weighted average common shares outstanding:
Basic	29,728	28,530	29,064	28,406
Diluted	30,091	28,530	30,159	30,642

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash	$2,079	$5,190
Accounts receivable—less allowance for doubtful accounts of $592 and $902, respectively	53,420	53,940
Prepaid expenses and other current assets	18,323	16,711
Total current assets	73,822	75,841
Property and equipment, net	26,621	16,788
Right-of-use assets	260,868	300,997
Deferred tax assets, net	2,149	3,848
Restricted and other assets	10,545	4,828
Goodwill	79,497	74,265
Other indefinite-lived intangibles	58,617	53,730
Total assets	$512,119	$530,297
Liabilities and equity
Current liabilities:
Accounts payable	$13,647	$10,553
Accrued wages and related liabilities	23,283	23,480
Operating lease liabilities—current	16,633	16,118
Other accrued liabilities	16,684	21,484
Total current liabilities	70,247	71,635
Long-term operating lease liabilities—less current portion	247,042	287,753
Other long-term liabilities	6,281	5,293
Long-term debt, net	62,892	51,372
Total liabilities	386,462	416,053
Commitments and contingencies
Equity:
Common stock, $0.001 par value; 100,000 shares authorized; 30,149 and 29,692 shares issued and outstanding, respectively, at December 31, 2022; and 28,826 and 28,499 shares issued and outstanding, respectively, at December 31, 2021	29	28
Additional paid-in capital	99,764	95,595
Retained earnings	21,284	14,641
Treasury stock, at cost, 3 shares at December 31, 2022 and 2021	(65)	(65)
Total Pennant Group, Inc. stockholders’ equity	121,012	110,199
Noncontrolling interest	4,645	4,045
Total equity	125,657	114,244
Total liabilities and equity	$512,119	$530,297

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Year Ended December 31,
	2022	2021

Net cash provided by (used in) operating activities	$9,044	$(18,223)
Net cash used in investing activities	(24,239)	(20,120)
Net cash provided by financing activities	12,084	43,490
Net (decrease) increase in cash	(3,111)	5,147
Cash beginning of period	5,190	43
Cash end of period	$2,079	$5,190

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(unaudited, dollars in thousands)

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended December 31,
	2022		2021
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$41,896	33.6%	$33,786	30.3%
Hospice	42,816	34.3	38,791	34.7
Home care and other(a)	5,939	4.8	5,278	4.7
Total home health and hospice services	90,651	72.7	77,855	69.7
Senior living services	34,014	27.3	33,910	30.3
Total revenue	$124,665	100.0%	$111,765	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

	Year Ended December 31,
	2022		2021
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$159,858	33.8%	$136,505	31.0%
Hospice	160,520	33.9	151,612	34.5
Home care and other(a)	21,871	4.6	21,453	4.9
Total home health and hospice services	342,249	72.3	309,570	70.4
Senior living services	130,992	27.7	130,124	29.6
Total revenue	$473,241	100.0%	$439,694	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited, total revenue dollars in thousands)

The following table summarizes our overall home health and hospice performance indicators for the each of the dates or periods indicated:

	Three Months Ended December 31,
	2022	2021	Change	% Change
Total agency results:
Home health and hospice revenue	$90,651	$77,855	12,796	16.4%

Home health services:
Total home health admissions	10,047	9,286	761	8.2%
Total Medicare home health admissions	4,689	4,241	448	10.6%
Average Medicare revenue per 60-day completed episode(a)	$3,533	$3,448	$85	2.5%
Hospice services:
Total hospice admissions	2,246	2,193	53	2.4%
Average daily census	2,373	2,256	117	5.2%
Hospice Medicare revenue per day	$182	$176	$6	3.4%

	Three Months Ended December 31,
	2022	2021	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$79,740	$72,925	$6,815	9.3%

Home health services:
Total home health admissions	9,096	8,539	557	6.5%
Total Medicare home health admissions	4,150	3,805	345	9.1%
Average Medicare revenue per 60-day completed episode(a)	$3,559	$3,484	$75	2.2%
Hospice services:
Total hospice admissions	2,046	2,089	(43)	(2.1)%
Average daily census	2,158	2,186	(28)	(1.3)%
Hospice Medicare revenue per day	$178	$174	$4	2.3%

	Three Months Ended December 31,
	2022	2021	Change	% Change
New agency(c) results:
Home health and hospice revenue	$10,911	$4,930	$5,981	121.3%

Home health services:
Total home health admissions	951	747	204	27.3%
Total Medicare home health admissions	539	436	103	23.6%
Average Medicare revenue per 60-day completed episode(a)	$3,300	$3,031	$269	8.9%
Hospice services:
Total hospice admissions	200	104	96	92.3%
Average daily census	215	70	145	207.1%
Hospice Medicare revenue per day	$219	$256	$(37)	(14.5)%

	Year Ended December 31,
	2022	2021	Change	% Change
Total agency results:
Home health and hospice revenue	$342,249	$309,570	$32,679	10.6%

Home health services:
Total home health admissions	40,436	37,366	3,070	8.2%
Total Medicare home health admissions	18,641	17,356	1,285	7.4%
Average Medicare revenue per 60-day completed episode(a)	$3,545	$3,443	$102	3.0%
Hospice services:
Total hospice admissions	9,166	8,613	553	6.4%
Average daily census	2,296	2,291	5	0.2%
Hospice Medicare revenue per day	$178	$174	$4	2.3%

	Year Ended December 31,
	2022	2021	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$308,466	$296,413	$12,053	4.1%

Home health services:
Total home health admissions	36,955	35,716	1,239	3.5%
Total Medicare home health admissions	16,677	16,329	348	2.1%
Average Medicare revenue per 60-day completed episode(a)	$3,573	$3,465	$108	3.1%
Hospice services:
Total hospice admissions	8,208	8,448	(240)	(2.8)%
Average daily census	2,127	2,260	(133)	(5.9)%
Hospice Medicare revenue per day	$176	$172	$4	2.3%

	Year Ended December 31,
	2022	2021	Change	% Change
New agency(c) results:
Home health and hospice revenue	$33,783	$13,157	$20,626	156.8%

Home health services:
Total home health admissions	3,481	1,650	1,831	111.0%
Total Medicare home health admissions	1,964	1,027	937	91.2%
Average Medicare revenue per 60-day completed episode(a)	$3,263	$3,000	$263	8.8%
Hospice services:
Total hospice admissions	958	165	793	480.6%
Average daily census	169	31	138	445.2%
Hospice Medicare revenue per day	$208	$301	$(93)	(30.9)%

(a)	The year to date average for Medicare revenue per 60-day completed episode includes post period claim adjustments for prior periods.
(b)	Same agency results represent all communities purchased or licensed prior to January 1, 2021.
(c)	New agency results represent all agencies acquired on or subsequent to January 1, 2021 and all startup operations that have a start date or license date subsequent to January 1, 2021.

The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Occupancy	77.7%	72.4%	75.7%	72.7%
Average monthly revenue per occupied unit	$3,670	$3,291	$3,516	$3,207

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(unaudited, dollars in thousands)

The following table presents our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended December 31,
	2022		2021
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$60,570	48.6%	$53,962	48.3%
Medicaid	16,854	13.5	15,923	14.2
Subtotal	77,424	62.1	69,885	62.5
Managed Care	16,996	13.6	12,536	11.2
Private and Other(a)	30,245	24.3	29,344	26.3
Total revenue	$124,665	100.0%	$111,765	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

	Year Ended December 31,
	2022		2021
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$231,753	49.0%	$216,788	49.3%
Medicaid	62,934	13.3	58,355	13.3
Subtotal	294,687	62.3	275,143	62.6
Managed Care	62,101	13.1	49,363	11.2
Private and Other(a)	116,453	24.6	115,188	26.2
Total revenue	$473,241	100.0%	$439,694	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Net income attributable to The Pennant Group, Inc.	$3,474	$(2,149)	$6,643	$2,696

Non-GAAP adjustments
Net income attributable to noncontrolling interest(a)	—	(206)	224	(548)
Costs at start-up operations(b)	777	170	2,112	1,470
Share-based compensation expense(c)	1,044	2,557	3,363	10,040
Acquisition related costs and credit allowances(d)	(283)	7	731	80
Transition services costs(e)	—	183	77	2,008
Loss related to senior living operations transferred to Ensign(f)	25	2,835	7,051	2,835
Unusual or non-recurring charges (g)	927	—	1,220	—
Provision for income taxes on Non-GAAP adjustments(h)	(533)	(1,245)	(4,353)	(4,573)
Non-GAAP net income	$5,431	$2,152	$17,068	$14,008

Dilutive Earnings Per Share As Reported
Net Income	$0.12	$(0.08)	$0.22	$0.09
Average number of shares outstanding	30,091	28,530	30,159	30,642

Adjusted Diluted Earnings Per Share
Net Income	$0.18	$0.07	$0.57	$0.46
Average number of shares outstanding	30,091	30,319	30,159	30,642

(a)	Effective the three months ended September 30, 2022 we updated our definition of non-GAAP net income to exclude an adjustment for net income attributable to noncontrolling interest.

(b)	Represents results related to start-up operations.
		Three Months Ended December 31,		Year Ended December 31,
		2022	2021	2022	2021
	Revenue	$(2,301)	$(2,366)	$(5,742)	$(14,320)
	Cost of services	2,798	2,420	7,177	15,365
	Rent	274	100	660	396
	Depreciation	6	16	17	29
	Total Non-GAAP adjustment	$777	$170	$2,112	$1,470

(c)	Represents share-based compensation expense incurred for the periods presented.
		Three Months Ended December 31,		Year Ended December 31,
		2022	2021	2022	2021
	Cost of services	$644	$584	$2,439	$2,077
	General and administrative	400	1,973	924	7,963
	Total Non-GAAP adjustment	$1,044	$2,557	$3,363	$10,040

(d)	Represents costs incurred to acquire an operation that are not capitalizable.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

(e)	Costs identified as redundant or non-recurring incurred by the Company as a result of the Spin-off. The 2021 amounts represents part of the costs incurred under the Transition Services Agreement. All amounts are included in general and administrative expense. Fees incurred under the Transition Services Agreement were $229 and $1,561 for the three months and year ended December 31, 2022, and $683 and $3,124 for the three months and year ended December 31, 2021.

(f)	On January 27, 2022, affiliates of the Company, entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount includes $6,500 for the year ended December 31, 2022 to cover post-closing capital expenditures and operating losses related to one of the communities transferred on April 1, 2022. The amount above also includes $25 and $(397) for the three months and year ended December 31, 2022, respectively, for the related net impact on revenue, cost of service, and impairment losses attributable to the transferred entities. This amount excludes rent and depreciation and amortization expense related to such operations.
		Three Months Ended December 31,		Year Ended December 31,
		2022	2021	2022	2021
	Revenue	$5	$—	$(3,370)	$—
	Cost of services	20	—	2,755	—
	Rent	—	—	948	—
	Loss on asset dispositions and impairment	$—	$2,835	$6,718	$2,835
	Total Non-GAAP adjustment	$25	$2,835	$7,051	$2,835

(g)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative expenses and cost of services.

		Three Months Ended December 31,		Year Ended December 31,
		2022	2021	2022	2021
	Cost of services	$262	$—	$262	$—
	General and administrative	$665	$—	$958	$—
	Total Non-GAAP adjustment	$927	$—	$1,220	$—

(h)
Represents an adjustment to the provision for income tax to our year-to-date effective tax rate of 25.6% and 26.9% for the years ended December 31, 2022 and 2021, respectively. This rate excludes the tax benefit of shared-based payment awards.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The tables below reconcile Consolidated net income to the consolidated Non-GAAP financial measures, Consolidated and Consolidated Adjusted EBITDA, and to the Non-GAAP valuation measure, Consolidated Adjusted EBITDAR, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Consolidated net income	$3,687	$(2,355)	$7,243	$2,148
Less: Net income (loss) attributable to noncontrolling interest	213	(206)	600	(548)
Add: Provision for income taxes (benefit)	1,408	(431)	1,649	582
Net interest expense	1,308	597	3,816	1,941
Depreciation and amortization	1,223	1,239	4,900	4,784
Consolidated EBITDA	7,413	(744)	17,008	10,003
Adjustments to Consolidated EBITDA
Add: Costs at start-up operations(a)	497	54	1,435	1,045
Share-based compensation expense(b)	1,044	2,557	3,363	10,040
Acquisition related costs and credit allowances(c)	(283)	7	731	80
Transition services costs(d)	—	183	77	2,008
Loss related to senior living operations transferred to Ensign(e)	25	2,835	6,103	2,835
Unusual or non-recurring charges(f)	927	—	1,220	—
Rent related to items (a) and (e) above	274	100	1,608	396
Consolidated Adjusted EBITDA	9,897	4,992	31,545	26,407
Rent—cost of services	9,498	10,408	38,018	40,863
Rent related to items (a) and (e) above	(274)	(100)	(1,608)	(396)
Adjusted rent—cost of services	9,224	10,308	36,410	40,467
Consolidated Adjusted EBITDAR	$19,121		$67,955

(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)	Share-based compensation expense and related payroll taxes incurred, including the impact of the modification of certain restricted stock units described below in Note 12, Options and Awards, to the Interim Financial Statements. Share-based compensation expense and related payroll taxes are included in cost of services and general and administrative expense
(c)	Non-capitalizable costs associated with acquisitions and credit allowances for amounts in dispute with the prior owners of certain acquired operations.
(d)	Costs identified as redundant or non-recurring incurred by the Company as a result of the Spin-off. The 2021 amounts represents part of the costs incurred under the Transition Services Agreement. All amounts are included in general and administrative expense. Fees incurred under the Transition Services Agreement were $229 and $1,561 for the three months and year ended December 31, 2022, and $683 and $3,124 for the three months and year ended December 31, 2021.
(e)	On January 27, 2022, affiliates of the Company, entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount includes $6,500 for the year ended December 31, 2022 to cover post-closing capital expenditures and operating losses related to one of the communities transferred on April 1, 2022. The amount above also includes $25 and $(397) for the three months and year ended December 31, 2022, respectively, for the related net impact on revenue, cost of service, and impairment losses attributable to the transferred entities. This amount excludes rent and depreciation and amortization expense related to such operations.
(f)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative expenses and cost of services.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The following table present certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments and are included in “All Other”:

	Three Months Ended December 31,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Three Months Ended December 31, 2022
Revenue	$90,651	$34,014	$—	$124,665
Segment Adjusted EBITDAR from Operations	$16,771	$9,990	$(7,640)	$19,121
Three Months Ended December 31, 2021
Revenue	$77,855	$33,910	$—	$111,765
Segment Adjusted EBITDAR from Operations	$12,434	$9,825	$(6,959)	$15,300

	Year Ended December 31,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Year Ended December 31, 2022
Revenue	$342,249	$130,992	$—	$473,241
Segment Adjusted EBITDAR from Operations	$61,827	$37,563	$(31,435)	$67,955
Year Ended December 31, 2021
Revenue	$309,570	$130,124	$—	$439,694
Segment Adjusted EBITDAR from Operations	$55,565	$37,517	$(26,208)	$66,874

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to Condensed Consolidated Income from Operations:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Segment Adjusted EBITDAR from Operations(a)	$19,121	$15,300	$67,955	$66,874
Less: Depreciation and amortization	1,223	1,239	4,900	4,784
Rent—cost of services	9,498	10,408	38,018	40,863
Other Income	19	—	(31)	(24)
Adjustments to Segment EBITDAR from Operations:
Less: Costs at start-up operations (b)	497	54	1,435	1,045
Share-based compensation expense (c)	1,044	2,557	3,363	10,040
Acquisition related costs and credit allowances(d)	(283)	7	731	80
Transition services costs(e)	—	183	77	2,008
Loss related to senior living operations transferred to Ensign(f)	25	2,835	6,103	2,835
Unusual or non-recurring charges(g)	927	—	1,220	—
Add: Net loss attributable to noncontrolling interest	213	(206)	600	(548)
Consolidated Income from Operations	$6,384	$(2,189)	$12,739	$4,695

(a)
Segment Adjusted EBITDAR from Operations is net income attributable to the Company's reportable segments excluding interest expense, provision for income taxes, depreciation and amortization expense, rent, and, in order to view the operations performance on a comparable basis from period to period, certain adjustments including: (1) costs at start-up operations, (2) share-based compensation, (3) acquisition related costs and credit allowances, (4) redundant and nonrecurring costs associated with the Transition Services Agreement, (5) the loss related to senior living operations transferred to Ensign, (6) unusual or non-recurring charges, and (7) net income attributable to noncontrolling interest. General and administrative expenses are not allocated to the reportable segments, and are included as “All Other”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(b)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)	Share-based compensation expense and related payroll taxes incurred, including the impact of the modification of certain restricted stock units described below in Note 12, Options and Awards, to the Interim Financial Statements. Share-based compensation expense and related payroll taxes are included in cost of services and general and administrative expense
(d)	Non-capitalizable costs associated with acquisitions and credit allowances for amounts in dispute with the prior owners of certain acquired operations.
(e)	Costs identified as redundant or non-recurring incurred by the Company as a result of the Spin-off. The 2021 amounts represents part of the costs incurred under the Transition Services Agreement. All amounts are included in general and administrative expense. Fees incurred under the Transition Services Agreement were $229 and $1,561 for the three months and year ended December 31, 2022, and $683 and $3,124 for the three months and year ended December 31, 2021.
(f)	On January 27, 2022, affiliates of the Company, entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount includes $6,500 for the year ended December 31, 2022 to cover post-closing capital expenditures and operating losses related to one of the communities transferred on April 1, 2022. The amount above also includes $25 and $(397) for the three months and year ended December 31, 2022, respectively, for the related net impact on revenue, cost of service, and impairment losses attributable to the transferred entities. This amount excludes rent and depreciation and amortization expense related to such operations.
(g)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative expenses and cost of services.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The table below reconcile Segment Adjusted EBITDAR from Operations to Segment Adjusted EBITDA from Operations for each reportable segment for the periods presented:

	Three Months Ended December 31,
	Home Health and Hospice		Senior Living
	2022	2021	2022	2021

Segment Adjusted EBITDAR from Operations	$16,771	$12,434	$9,990	$9,825
Less: Rent—cost of services	1,295	1,295	8,203	9,113
Rent related to start-up and transferred operations	(49)	(70)	(225)	(30)
Segment Adjusted EBITDA from Operations	$15,525	$11,209	$2,012	$742

	Year Ended December 31,
	Home Health and Hospice		Senior Living
	2022	2021	2022	2021

Segment Adjusted EBITDAR from Operations	$61,827	$55,565	$37,563	$37,517
Less: Rent—cost of services	5,060	4,906	32,958	35,957
Rent related to start-up and transferred operations	(210)	(386)	(1,398)	(10)
Segment Adjusted EBITDA from Operations	$56,977	$51,045	$6,003	$1,570

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) (benefits) provisions for income taxes, and (c) depreciation and amortization. Adjusted EBITDA consists of net income attributable to the Company before (a) (benefits) provisions for income taxes, (b) depreciation and amortization, (c) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (d) share-based compensation expense, (e) non-capitalizable acquisition related costs and credit allowances, (f) redundant or non-recurring transition services costs, (g) loss related to senior living operations transferred to Ensign, (h) usual or non-recurring charges and (i) net income attributable to noncontrolling interest. Consolidated Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net income attributable to the Company before (a) interest expense, net, (b) (benefits) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for start-up operations, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs and and credit allowances, (h) redundant or non-recurring transition services costs, (i) loss related to senior living operations transferred to Ensign, (j) usual or non-recurring charges and (j) net income attributable to noncontrolling interest. The company believes that the presentation of EBITDA, adjusted EBITDA, consolidated adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and consolidated adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Pennant’s website at http://www.pennantgroup.com.